Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the incorporation by reference therein of our reports dated March 1, 2018 for Ares Management, L.P., in Post-Effective Amendment No. 1 to the Registration Statement (Form S-3 No. 333-211068) and related Prospectus of Ares Management Corporation (successor to Ares Management, L.P.) for the registration of 152,835,494 shares of its common stock.

/s/ Ernst & Young LLP
Los Angeles, California
November 26, 2018